UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

FG NEXUS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6408 Bannington Road Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 994-8279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGNX	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGNXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2025, FG Nexus Inc. (the “Company”) attempted to hold an adjourned annual meeting of its stockholders (the “Annual Meeting”) pursuant to the proxy statement, dated October 31, 2025 (the “Proxy Statement”). The Annual Meeting was not called to order due to the failure of a quorum of stockholders to be present at the Annual Meeting. The Chairman of the Annual Meeting adjourned the Annual Meeting to 11:00 a.m. Eastern Time on Tuesday, December 30, 2025 (the “Adjourned Meeting”).

The Adjourned Meeting will be conducted virtually at www.virtualshareholdermeeting.com/FGNX2025 on December 30, 2025 at 11:00 a.m. Eastern Time.

All of the Company’s stockholders are invited to attend the virtual Adjourned Meeting to vote on the proposals for which you may vote, as described in this Proxy Statement. However, you do not need to attend the Adjourned Meeting to vote your shares, instead, you may vote your shares on the Internet at www.ProxyVote.com. Proxies submitted through the Internet must be received by 11:59 p.m., Eastern Time, on December 29, 2025. Please see the Proxy Statement or proxy card for instructions on how to access the Internet voting systems.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG NEXUS INC

Date: December 19, 2025	By:	/s/ Mark D. Roberson
	Name:	Mark D. Roberson
	Title:	Chief Financial Officer

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